Exhibit 10. (q)

AMENDMENT FIVE

TO

THE FLEETBOSTON FINANCIAL CORPORATION

RETIREMENT INCOME ASSURANCE PLAN

(1996 Restatement)

Section 4.3(b) of the Plan is amended effective December 16, 2003, to read as follows:

A Cash Balance Participant shall separately elect the form and timing of his or her benefit under the Plan and under the Basic Plan. Such election under the Plan, or change in any prior election, shall be made on a form approved by the Committee. An election under this Section 4.3(b) is not treated as effective unless filed with the Committee at least one year before the Participant’s last day of active employment, except that a Participant may file a election, which will be treated as effective, before his last day of active employment if (i) the election substitutes one form of annuity distribution for another form of annuity distribution that had been timely elected and (ii) such later-elected form is the form of distribution that the Participant elects under the Basic Plan.

IN WITNESS WHEREOF, this Amendment Five was adopted by the Human Resources Committee at its December 16, 2003 meeting and is executed by a duly authorized officer of the Company on this 19th day of December, 2003.

FLEETBOSTON FINANCIAL CORPORATION

By:	/S/ M. ANNE SZOSTAK
M. Anne Szostak
Executive Vice President and Director of Human Resources